N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports Fourth Quarter and Full Year 2020 Results
•Fourth quarter oil production averaged 67.8 MBbls per day
◦Full year oil production averaged 76.7 MBbls per day
•2020 total capital investment of $577.2 million; below guidance range
•Generated $904.2 million of net cash from operating activities
◦$372 million of free cash flow1 (non-GAAP) in 2020; $279 million of free cash flow after dividend1 (non-GAAP) in 2020

DENVER, February 22, 2021 - Cimarex Energy Co. (NYSE: XEC) today reported net income for fourth quarter 2020 of $24.7 million, or $0.25 per share, compared to a net loss of $384.1 million, or $3.87 per share, in the same period a year ago. For the full year, Cimarex reported a net loss of $1,967.5 million, or $19.73 per share, compared to 2019 net loss of $124.6 million, or $1.33 per share. Both fourth quarter and full year results were negatively impacted by a non-cash charge related to the impairment of oil and gas properties. Fourth quarter 2020 adjusted net income (non-GAAP) was $91.3 million, or $0.89 per share, compared to adjusted net income (non-GAAP) of $120.4 million, or $1.18 per share in the same period a year ago1. Full year 2020 adjusted net income (non-GAAP) was $142.2 million, or $1.39 per share, compared to $448.8 million, or $4.46 per share in 20191. Adjusted cash flow from operations (non-GAAP) was $256.6 million in fourth quarter 2020 compared to $416.0 million in the same period a year ago1. Full year 2020 adjusted cash flow from operations (non-GAAP) was $944.2 million compared to $1.46 billion in 20191.

Oil volumes in the fourth quarter were sequentially lower, averaging 67.8 thousand barrels (MBbls) per day. For the full year, Cimarex reported average daily oil volumes of 76.7 MBbls, an 11 percent year-over-year decrease. Cimarex produced 229.5 thousand barrels of oil equivalent (MBOE) per day in the fourth quarter and averaged 252.5 MBOE per day for the year.

In the fourth quarter realized oil prices averaged $40.09 per barrel, down 27 percent from the $54.80 per barrel received in the fourth quarter of 2019. Realized natural gas prices averaged $1.69 per thousand cubic feet (Mcf), up 42 percent from the fourth quarter 2019 average of $1.19 per Mcf. NGL prices averaged $14.02 per barrel, down one percent from the $14.13 per barrel received in the fourth quarter of 2019. For the full year, Cimarex realized $35.59 per barrel of oil, down 33 percent from 2019, $1.05 per Mcf of natural gas and $10.53 per barrel of NGLs sold.

Realized oil and natural gas price differentials to WTI Cushing and Henry Hub improved year-over-year. Our realized Permian oil differential to WTI Cushing averaged $(3.74) per barrel in 2020 compared to $(4.48) in

2019. For the year, Cimarex's average differential on its Permian natural gas production was $(1.39) per Mcf compared to the Henry Hub index versus $(2.14) per Mcf in 2019. Cimarex's 2020 realized gas price differential in the Mid-Continent region was $(0.41) per Mcf compared to Henry Hub versus $(0.68) in 2019.

Cimarex invested a total of $577.2 million in 2020, which includes exploration and development capital (E&D) of $544.9 million, $20.8 million to saltwater disposal and $11.5 million to midstream and other investments. E&D capital is comprised of $417.4 million attributable to drilling and completion (D&C) activities and $127.5 million for capitalized interest and overhead, production capital and leasehold acquisition. Capital investments were funded with cash flow from operations.

Proved reserves at December 31, 2020 totaled 531 million barrels of oil equivalent (MMBOE), down 14 percent year over year. The decrease in proved reserves resulted from a reduction in drilling activity and negative price related revisions, both due to lower commodity prices. Cimarex added 57 MMBOE through extensions and discoveries while revisions reduced proved reserves by 52 MMBOE.  Production for 2020 totaled 92 MMBOE. Proved reserves are 84 percent proved developed.

Total debt at December 31, 2020 consisted of $2.0 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $273.1 million at year-end.

Cimarex repurchased and canceled 34,335 shares (55 percent) of the outstanding 8.125% Series A Cumulative Perpetual Convertible Preferred Stock in the fourth quarter, for a total consideration of $43.5 million including accrued and unpaid dividends.

Operations Update
Cimarex invested $577.2 million in 2020 including $417.4 million (72 percent) of D&C capital. Also included is $20.8 million to saltwater disposal assets and $11.5 million to midstream. Of the $577.2 million, 93 percent was invested in the Permian region and seven percent in the Mid-Continent.

During 2020, Cimarex participated in the drilling and completion of 149 gross (51.0 net) wells. At year-end, 77 gross (39.6 net) wells were waiting on completion, of which 25 gross (0.5 net) were in the Mid-Continent and 52 gross (39.1 net) were in the Permian. Cimarex is currently operating six drilling rigs and two completion crews.

WELLS BROUGHT ON PRODUCTION BY REGION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Gross wells
Permian Basin	33	31	92	131
Mid-Continent	14	16	57	160
	47	47	149	291
Net wells
Permian Basin	15.9	22.5	48.1	75.5
Mid-Continent	1.2	0.5	2.9	16.6
	17.1	23.0	51.0	92.1

Permian Region
Production from the Permian region averaged 166.9 MBOE per day in the fourth quarter, or 73 percent of total company volumes. Oil volumes averaged 60.0 MBbls per day, 88 percent of total company oil volumes. For the full year, production averaged 184.0 MBOE per day, 73 percent of total company volumes with Permian oil representing 88 percent of Cimarex's oil volumes in 2020.

Cimarex brought 33 gross (15.9 net) wells on production in the Permian during fourth quarter, bringing the total wells brought on production in 2020 to 92 gross (48.1 net). About 97 percent of our operated wells were drilled from multi-well pads and our average lateral length on our operated wells brought on production in the Permian was 9,268 feet in 2020. Cimarex is currently operating five drilling rigs and two completion crews in the region.

Mid-Continent Region
Production from the Mid-Continent averaged 62.2 MBOE per day for the fourth quarter, down 27 percent from fourth quarter 2019 and down 10 percent sequentially. Oil volumes averaged 7.7 MBbls per day and represented 11 percent of the company's total oil volume in the quarter. For the full year, production averaged 68.1 MBOE per day, down 22 percent year over year. Oil volumes averaged 8.8 MBbls per day in 2020, down 36 percent year over year.

Wells brought on production during the fourth quarter totaled 14 gross (1.2 net) in the Mid-Continent region, bringing the total wells brought on production in 2020 to 57 gross (2.9 net). At the end of the quarter, 25 gross (0.5 net) wells were waiting on completion. Cimarex is currently operating one drilling rig in the region.

Production by Region
Cimarex’s average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Permian Basin
Gas (MMcf)	373.5	451.4	405.0	398.9
Oil (Bbls)	59,952	78,421	67,785	72,264
NGL (Bbls)	44,665	53,438	48,718	51,982
Total Equivalent (BOE)	166,867	207,096	184,001	190,735

Mid-Continent
Gas (MMcf)	214.8	280.1	229.6	289.1
Oil (Bbls)	7,672	13,514	8,796	13,788
NGL (Bbls)	18,732	25,081	21,039	25,379
Total Equivalent (BOE)	62,207	85,282	68,094	87,348

Total Company
Gas (MMcf)	589.5	732.6	635.6	689.2
Oil (Bbls)	67,799	92,048	76,740	86,200
NGL (Bbls)	63,468	78,557	69,819	77,408
Total Equivalent (BOE)	229,524	292,709	252,491	278,480

AVERAGE REALIZED PRICE BY REGION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Permian Basin
Gas ($ per Mcf)	1.33	0.83	0.69	0.49
Oil ($ per Bbl)	39.87	54.78	35.66	52.55
NGL ($ per Bbl)	12.85	13.23	9.64	12.62

Mid-Continent
Gas ($ per Mcf)	2.31	1.76	1.67	1.95
Oil ($ per Bbl)	41.67	54.91	34.97	53.89
NGL ($ per Bbl)	16.81	16.04	12.60	15.47

Total Company
Gas ($ per Mcf)	1.69	1.19	1.05	1.11
Oil ($ per Bbl)	40.09	54.80	35.59	52.77
NGL ($ per Bbl)	14.02	14.13	10.53	13.55

Other
The following table summarizes Cimarex’s current hedge positions:

		1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22
Gas Collars:	PEPL(2)
	Volume (MMBtu/d)	100,000	100,000	90,000	90,000	60,000	20,000	—
	Wtd Avg Floor	$1.83	$1.89	$2.00	$2.00	$2.13	$2.40	$—
	Wtd Avg Ceiling	$2.23	$2.28	$2.42	$2.42	$2.55	$2.86	$—

	El Paso Perm(2)
	Volume (MMBtu/d)	70,000	80,000	70,000	70,000	40,000	20,000	—
	Wtd Avg Floor	$1.50	$1.62	$1.86	$1.86	$2.13	$2.40	$—
	Wtd Avg Ceiling	$1.79	$1.92	$2.22	$2.22	$2.53	$2.88	$—

	Waha(2)
	Volume (MMBtu/d)	90,000	100,000	90,000	90,000	60,000	20,000	—
	Wtd Avg Floor	$1.52	$1.61	$1.82	$1.82	$1.98	$2.40	$—
	Wtd Avg Ceiling	$1.83	$1.93	$2.17	$2.17	$2.39	$2.86	$—

Oil Collars:	WTI(3)
	Volume (Bbl/d)	40,000	34,000	40,000	40,000	26,000	19,000	10,000
	Wtd Avg Floor	$38.06	$34.62	$34.65	$34.65	$37.31	$38.16	$40.00
	Wtd Avg Ceiling	$46.45	$43.28	$44.37	$44.37	$48.41	$49.56	$49.19

Oil Basis Swaps:	WTI Midland(4)
	Volume (Bbl/d)	31,000	33,000	35,000	35,000	22,000	15,000	7,000
	Wtd Avg Differential	$0.03	$(0.02)	$(0.08)	$(0.08)	$0.25	$0.31	$0.38

Oil Roll Differential Swaps	WTI(3)
	Volume (Bbl/d)	7,000	11,000	18,000	18,000	18,000	11,000	7,000
	Wtd Avg Price	$(0.24)	$(0.22)	$(0.10)	$(0.10)	$(0.10)	$(0.01)	$0.10

Conference call and webcast
Cimarex will host a conference call tomorrow, February 23, at 11:00 a.m. EST (9:00 a.m. MST) to discuss its fourth quarter and 2020 financial and operating results as well as management's outlook for 2021. The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216).

A replay will be available on the company’s website.

Investor Presentation
For more details on Cimarex’s 2020 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Permian Basin and Mid-Continent areas of the U.S.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding projected results and future events. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, the Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a description of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company, all of which may be amplified by the COVID-19 pandemic and its unpredictable nature, including among other things: fluctuations in the price we receive for our oil, gas, and NGL production, including local market price differentials, which may be exacerbated by the demand destruction resulting from COVID-19; disruptions to the availability of workers and contractors due to illness and stay at home orders related to the COVID-19 pandemic; cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities and our ability to sell oil, gas, and NGLs, which may be negatively impacted by the COVID-19 pandemic, severe weather and other risks and lead to a lack of any available markets; availability of supply chains and critical equipment and supplies; higher than expected costs and expenses, including the availability and cost of services and materials; compliance with environmental and other regulations, including new regulations that may result from the recent change in federal and state administrations and legislatures; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions, and disposal of produced water, which may be negatively impacted by the recent change in Presidential administration or legislatures; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be negatively impacted by the impact of COVID-19 restrictions on regulatory employees who process and approve permits, other approvals and rights-of-way and which may be restricted by new Presidential and Secretarial orders and regulation and legislation; reductions in the quantity of oil, gas, and NGLs sold and prices received because of decreased demand and/or curtailments in production relating to mechanical, transportation, storage, capacity, marketing, weather, the COVID-19 pandemic, or other problems; declines in the SEC PV10 value of our oil and gas properties resulting in full cost ceiling test impairments to the carrying values of our oil and gas properties; the effectiveness of our internal control over financial reporting; success of the company’s risk management activities; availability of financing and access to capital markets; estimates of proved reserves, exploitation potential, or exploration prospect size; greater than expected production decline rates; timing and amount of future production of oil, gas, and NGLs; cybersecurity threats, technology system failures and data security issues; the inability to transport, process and store oil and gas; hedging activities and the viability of our hedging counterparties, many of whom have been negatively impacted by the COVID-19 pandemic; economic and competitive conditions; lack of available insurance; cash flow and anticipated liquidity; continuing compliance with the financial covenant contained in our amended and restated credit agreement; the loss of certain federal income tax deductions; litigation; environmental liabilities; new federal regulations regarding species or habitats; exploration and development opportunities that we pursue may not result in economic, productive oil and gas properties; drilling of wells; development drilling and testing results; performance of acquired properties and newly drilled wells; ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; unexpected future capital expenditures; amount, nature, and timing of capital expenditures; proving up undeveloped acreage and maintaining production on leases; unforeseen liabilities associated with acquisitions and dispositions; establishing valuation allowances against our net deferred tax assets; potential payments for failing to meet minimum oil, gas, NGL, or water delivery or sales commitments; increased financing costs due to a significant increase in interest rates; risks associated with concentration of operations in one major geographic area; availability and cost of capital; title to properties; ability to complete property sales or other transactions; and other factors discussed in the company’s reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Investor Relations
ir@cimarex.com

www.cimarex.com

1Adjusted net income, adjusted cash flow from operations, free cash flow, and free cash flow after dividend are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.
2PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index, El Paso Perm refers to El Paso Permian Basin index, and Waha refers to West Texas (Waha) Index, all as quoted in Platt’s Inside FERC.

3WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

4Index price on basis swaps is WTI NYMEX less the weighted average WTI Midland differential, as quoted by Argus Americas Crude.

RECONCILIATION OF ADJUSTED NET INCOME

The following reconciles net income (loss) as reported under generally accepted accounting principles (GAAP) to adjusted net income (non-GAAP) for the periods indicated.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in thousands, except per share data)

Net income (loss)	$24,711	$(384,091)	$(1,967,458)	$(124,619)
Impairment of oil and gas properties	12,451	618,693	1,638,329	618,693
Impairment of goodwill	—	—	714,447	—
Mark-to-market loss on open derivative positions	71,500	28,888	154,781	63,719
Loss on early extinguishment of debt	—	—	—	4,250
Acquisition related costs	—	—	—	8,404
Asset retirement obligation	2,100	—	4,900	—
Tax impact (1)	(19,448)	(143,115)	(402,754)	(121,637)
Adjusted net income	$91,314	$120,375	$142,245	$448,810
Diluted earnings (loss) per share	$0.25	$(3.87)	$(19.73)	$(1.33)
Adjusted diluted earnings per share*	$0.89	$1.18	$1.39	$4.46

Weighted-average number of shares outstanding:
Adjusted diluted**	102,270	101,903	102,140	100,679

(1) The tax impact in the 2020 periods is calculated using an effective tax rate that excludes the effects of the first quarter 2020 goodwill impairment, other non-deductible items, and changes in valuation allowances.

Adjusted net income and adjusted diluted earnings per share exclude the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP measures because:

a)Management uses adjusted net income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.
b)Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Does not include adjustments resulting from application of the "two-class method" used to determine earnings per share under GAAP.

** Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding stock options.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS, FREE CASH FLOW AND
FREE CASH FLOW AFTER DIVIDEND

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) , free cash flow (non-GAAP) and free cash flow after dividend (non-GAAP) for the periods indicated.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net cash provided by operating activities	$191,477	$359,809	$904,167	$1,343,966
Change in operating assets and liabilities	65,109	56,178	40,032	120,174

Adjusted cash flow from operations	256,586	415,987	944,199	1,464,140

Oil and gas expenditures	(112,655)	(246,232)	(594,796)	(1,245,457)
Other capital expenditures	(4,337)	(14,658)	(44,302)	(73,693)
Change in capital accruals	(18,356)	1,126	66,587	12,993
Free cash flow	121,238	156,223	371,688	157,983

Dividends paid	(24,083)	(21,579)	(92,976)	(81,709)
Free cash flow after dividend	$97,155	$134,644	$278,712	$76,274

Management uses the non-GAAP financial measures of adjusted cash flow from operations, free cash flow and free cash flow after dividend as a means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities. Management believes these non-GAAP financial measures provide useful information to investors for the same reason, and that they are also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PROVED RESERVES

	Gas (MMcf)	Oil (MBbls)	NGL (MBbls)	Total (MBOE)
December 31, 2019	1,532,145	169,770	194,468	619,595
Revisions of previous estimates	(43,504)	(19,692)	(25,488)	(52,430)
Extensions and discoveries	107,322	22,269	16,419	56,575
Purchases of reserves	—	—	—	—
Production	(232,625)	(28,087)	(25,554)	(92,412)
Sales of reserves	(496)	(197)	(27)	(307)
December 31, 2020	1,362,842	144,063	159,818	531,021

Proved developed reserves:
December 31, 2019	1,358,329	138,783	166,552	531,722
December 31, 2020	1,190,907	112,785	135,901	447,170

	2020	2019	% Change
Standardized Measure ($ in millions)	2,253	3,629	(38)%
Pre-tax PV-10 ($ in millions) *	2,288	3,948	(42)%

Average prices used in Standardized Measure	2020	2019	% Change
Gas ($ per Mcf)	1.99	2.58	(23)%
Oil ($ per Bbl)	39.54	55.67	(29)%

* Pre-tax PV-10 is a non-GAAP financial measure. Pre-tax PV-10 is comparable to the standardized measure, which is the most directly comparable GAAP financial measure. Pre-tax PV-10 is computed on the same basis as the standardized measure but without deducting future income taxes. As of December 31, 2020 and 2019, Cimarex's discounted future income taxes were $35.6 million and $319.4 million, respectively. Cimarex's standardized measure of discounted future net cash flows was $2,252.5 million at year-end 2020 and $3,629.0 million at year-end 2019. Management uses pre-tax PV-10 as one measure of the value of the company's proved reserves and to compare relative values of proved reserves to other exploration and production companies without regard to income taxes. Management believes pre-tax PV-10 is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend on the unique income tax characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves. Management further believes that professional research analysts and rating agencies use pre-tax PV-10 in similar ways. However, pre-tax PV-10 is not a substitute for the standardized measure of discounted future net cash flows. Cimarex's pre-tax PV-10 and the standardized measure of discounted future net cash flows do not purport to present the fair value of its oil and natural gas reserves.

PROVED RESERVES BY REGION

	Gas (MMcf)	Oil (MBbls)	NGL (MBbls)	Total (MBOE)
Permian Basin	790,750	126,327	103,606	361,725
Mid-Continent	570,578	17,491	56,130	168,717
Other	1,514	245	82	579
	1,362,842	144,063	159,818	531,021

OIL AND GAS CAPITALIZED EXPENDITURES

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Acquisitions:
Proved	$4,628	$(723)	$11,878	$695,450
Unproved	—	3,908	—	1,025,376
	4,628	3,185	11,878	1,720,826

Exploration and development:
Land and seismic	10,842	17,719	48,468	60,175
Exploration and development	121,031	234,603	496,388	1,181,605
	131,873	252,322	544,856	1,241,780

Total acquisition, exploration, and development capital expenditures	$136,501	$255,507	$556,734	$2,962,606

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(in thousands, except per share information)
Revenues:
Oil sales	$250,059	$464,044	$999,682	$1,660,210
Gas and NGL sales	173,503	182,269	513,006	661,711
Gas gathering and other	11,161	10,931	45,907	41,048
	434,723	657,244	1,558,595	2,362,969
Costs and expenses:
Impairment of oil and gas properties	12,451	618,693	1,638,329	618,693
Depreciation, depletion, amortization, and accretion	134,556	252,637	710,607	890,759
Impairment of goodwill	—	—	714,447	—
Production	71,726	82,722	285,324	339,941
Transportation, processing, and other operating	52,032	64,780	213,366	238,259
Gas gathering and other	7,118	6,279	23,591	23,294
Taxes other than income	9,430	43,353	79,699	148,953
General and administrative	30,672	26,349	111,005	95,843
Stock compensation	7,016	6,394	29,895	26,398
Loss on derivative instruments, net	72,982	40,901	35,534	76,850
Other operating expense, net	291	248	839	19,305
	398,274	1,142,356	3,842,636	2,478,295

Operating income (loss)	36,449	(485,112)	(2,284,041)	(115,326)

Other (income) and expense:
Interest expense	23,325	23,721	92,914	93,386
Capitalized interest	(11,623)	(14,421)	(50,030)	(56,232)
Loss on early extinguishment of debt	—	—	—	4,250
Other, net	(1,593)	(1,193)	(540)	(5,741)

Income (loss) before income tax	26,340	(493,219)	(2,326,385)	(150,989)
Income tax expense (benefit)	1,629	(109,128)	(358,927)	(26,370)
Net income (loss)	$24,711	$(384,091)	$(1,967,458)	$(124,619)

Earnings (loss) per share to common stockholders:
Basic	$0.25	$(3.87)	$(19.73)	$(1.33)
Diluted	$0.25	$(3.87)	$(19.73)	$(1.33)

Dividends declared per common share	$0.22	$0.20	$0.88	$0.80

Weighted-average number of shares outstanding:
Basic	100,072	99,789	99,952	98,789
Diluted	100,072	99,789	99,952	98,789

Comprehensive income (loss):
Net income (loss)	$24,711	$(384,091)	$(1,967,458)	$(124,619)
Other comprehensive income (loss):
Change in fair value of investments, net of tax	—	(10)	—	(755)
Total comprehensive income (loss)	$24,711	$(384,101)	$(1,967,458)	$(125,374)

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$24,711	$(384,091)	$(1,967,458)	$(124,619)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Impairment of oil and gas properties	12,451	618,693	1,638,329	618,693
Depreciation, depletion, amortization, and accretion	134,556	252,637	710,607	890,759
Impairment of goodwill	—	—	714,447	—
Deferred income taxes	1,499	(109,660)	(358,896)	(26,902)
Stock compensation	7,016	6,394	29,895	26,398
Loss on derivative instruments, net	72,982	40,901	35,534	76,850
Settlements on derivative instruments	(1,482)	(12,013)	119,247	(13,131)
Loss on early extinguishment of debt	—	—	—	4,250
Changes in non-current assets and liabilities	1,119	(167)	7,189	(2,797)
Other, net	3,734	3,293	15,305	14,639
Changes in operating assets and liabilities:
Accounts receivable	(63,461)	(15,055)	116,492	65,128
Other current assets	(1,554)	(2,879)	5,134	(739)
Accounts payable and other current liabilities	(94)	(38,244)	(161,658)	(184,563)
Net cash provided by operating activities	191,477	359,809	904,167	1,343,966
Cash flows from investing activities:
Oil and gas capital expenditures	(112,655)	(246,232)	(594,796)	(1,245,457)
Acquisition of oil and gas properties	(4,628)	(3,185)	(11,878)	(288,781)
Sales of oil and gas assets	147	398	69,983	28,945
Sales of other assets	226	245	2,118	1,104
Other capital expenditures	(4,337)	(14,658)	(44,302)	(73,693)
Net cash used by investing activities	(121,247)	(263,432)	(578,875)	(1,577,882)
Cash flows from financing activities:
Borrowings of long-term debt	—	380,000	172,000	2,619,310
Repayments of long-term debt	—	(380,000)	(172,000)	(2,990,000)
Financing, underwriting, and debt redemption fees	—	—	(1,566)	(11,798)
Finance lease payments	(979)	(1,138)	(4,842)	(3,869)
Repurchase of redeemable preferred stock	(43,029)	—	(43,029)	—
Dividends paid	(24,083)	(21,579)	(92,976)	(81,709)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	(1,951)	(2,823)	(4,456)	(5,229)
Proceeds from exercise of stock options	—	—	—	1,267
Net cash used by financing activities	(70,042)	(25,540)	(146,869)	(472,028)
Net change in cash and cash equivalents	188	70,837	178,423	(705,944)
Cash and cash equivalents at beginning of period	272,957	23,885	94,722	800,666
Cash and cash equivalents at end of period	$273,145	$94,722	$273,145	$94,722

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31, 2020	December 31, 2019
Assets	(in thousands, except share and per share information)
Current assets:
Cash and cash equivalents	$273,145	$94,722
Accounts receivable, net of allowance	332,485	448,584
Oil and gas well equipment and supplies	37,150	47,893
Derivative instruments	6,848	17,944
Other current assets	7,710	12,343
Total current assets	657,338	621,486
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	21,281,840	20,678,334
Unproved properties and properties under development, not being amortized	1,142,183	1,255,908
	22,424,023	21,934,242
Less – accumulated depreciation, depletion, amortization, and impairment	(18,987,354)	(16,723,544)
Net oil and gas properties	3,436,669	5,210,698
Fixed assets, net of accumulated depreciation of $455,815 and $389,458, respectively	436,101	519,291
Goodwill	—	716,865
Derivative instruments	2,342	580
Deferred income taxes	20,472	—
Other assets	69,067	71,109
	$4,621,989	$7,140,029
Liabilities, Redeemable Preferred Stock, and Stockholders' Equity
Current liabilities:
Accounts payable	$44,290	$49,020
Accrued liabilities	280,849	418,978
Derivative instruments	145,398	16,681
Revenue payable	130,637	207,939
Operating leases	59,051	66,003
Total current liabilities	660,225	758,621
Long-term debt:
Principal	2,000,000	2,000,000
Less – unamortized debt issuance costs and discounts	(12,701)	(14,754)
Long-term debt, net	1,987,299	1,985,246
Deferred income taxes	—	338,424
Derivative instruments	17,749	1,018
Operating leases	134,705	184,172
Other liabilities	231,776	214,787
Total liabilities	3,031,754	3,482,268
Redeemable preferred stock - 8.125% Series A Cumulative Perpetual Convertible Preferred Stock, $0.01 par value, 28,165 shares authorized and issued and 62,500 shares authorized and issued, respectively	36,781	81,620
Stockholders' equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 102,866,806 and 102,144,577 shares issued, respectively	1,029	1,021
Additional paid-in capital	3,211,562	3,243,325
(Accumulated deficit) retained earnings	(1,659,137)	331,795
Total stockholders' equity	1,553,454	3,576,141
	$4,621,989	$7,140,029